Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "VELVET ROPE SPECIAL EVENTS INC.", CHANGING ITS NAME FROM "VELVET ROPE SPECIAL EVENTS INC." TO "EASTERN SECURITY & PROTECTION SERVICES, INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF MARCH, A.D. 2011, AT 5 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-FIRST DAY OF MARCH, A.D. 2011.

Jeffrey W. Bullock, Secretary of State

4562731 8100

110301751

AUTHENTICATION: 8627859

DATE: 03-16-11

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:00 PM 03/15/2011
FILED 05:00 PM 03/15/2011
SRV 110301751 - 4562731 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
VELVET ROPE SPECIAL EVENTS INC.
a Delaware Corporation

(pursuant to Section 242 of the Delaware General Corporation Law)

VELVET ROPE SPECIAL EVENTS INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("GCL"), through its duly authorized officers and by authority of its Board of Directors do hereby certify:

FIRST: That in accordance with the provisions of Section 242 of the GCL, the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

The name of the corporation is Eastern Security & Protection Services, Inc.

SECOND: That thereafter, pursuant to a resolution of its Board of Directors, in accordance with Section 242 of the GCL, a majority of the Corporation's stockholders approved and authorized the foregoing amendment (the "Amendment") by written consent in lieu of a meeting.

THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the GCL.

FOURTH: That the Certificate of Amendment of the Certificate of Incorporation shall be effective on March 21, 2011.

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to be signed by Rui Tan, its duly authorized President and Principal Executive Officer this 9th day of March, 2011.

By: ______________________
Rui Tan
President and Principal Executive Officer